UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 6, 2023

Commission File No. 001-14778

Soligenix, Inc.

(Exact name of small business issuer as specified in its charter)

DELAWARE	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 Emmons Drive, Suite B-10 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

(609) 538-8200

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SNGX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

w

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Introductory Note: This Current Report on Form 8-K is being filed to report the receipt of a letter from The NASDAQ Stock Market (“Nasdaq”) granting Soligenix, Inc. (the “Company”) an extension of the deadline by which the Company must regain compliance with the Shareholders’ Equity Requirement (as defined below). Other disclosure has been provided to place the letter in context.  Most importantly, as described below, Nasdaq granted the Company’s request for an extension of the deadline by which the Company must regain compliance with the Shareholders’ Equity Requirement from March 31, 2023 to May 15, 2023.

As previously reported, on December 20, 2022, the Company received a written notice from Nasdaq providing that the staff (the “Staff”) of Nasdaq determined to delist the Company’s common stock from The Nasdaq Capital Market because the closing bid price of the Company’s common stock had not been at least $1.00 per share as required by Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”) and because the Company’s shareholders’ equity had not been at least $2,500,000 nor had the alternatives of market value of listed securities or net income from continuing operations been met, as required by Listing Rule 5550(b) (the “Shareholders’ Equity Requirement”). On February 2, 2023, the Company had an oral hearing with a Nasdaq Hearings Panel to appeal the Staff’s delisting determination.

On February 21, 2023, the Company received a letter from Nasdaq, stating that the Nasdaq Hearings Panel granted the Company’s request to continue its listing on Nasdaq, on the condition that (1) on February 24, 2023, the Company had demonstrated compliance with the Minimum Bid Price Requirement, by evidencing a closing bid price of $1.00 or more per share for a minimum of ten consecutive trading sessions; and (2) on or before March 31, 2023, the Company had demonstrated compliance with the Shareholders’ Equity Requirement.

As of the close of the market on February 24, 2023, the Company satisfied the first condition – compliance with the Minimum Bid Price Requirement for a minimum of ten consecutive trading sessions.

On April 6, 2023, Nasdaq granted the Company’s request for an extension of the deadline by which it must regain compliance with the Shareholders’ Equity Requirement from March 31, 2023 to May 15, 2023. The Company is working diligently to satisfy, and intends to regain compliance with, the Shareholders’ Equity Requirement; however, there can be no assurance that the Company will be able to do so prior to the deadline established by Nasdaq, or at all, or that the Company’s common stock will remain listed on The Nasdaq Capital Market.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this report may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plans,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Forward-looking statements are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, among others, the ability to regain compliance with the Shareholders’ Equity Requirement by May 15, 2023 or otherwise in the future, the ability to continue to meet Nasdaq compliance standards, or that Nasdaq will grant the Company any relief from delisting if the Company fails to regain compliance by the deadline or whether the Company can agree to or ultimately meet applicable Nasdaq requirements for any such relief, and the other risks, uncertainties and factors detailed in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report for the year ended December 31, 2022 on Form 10-K, which was filed with the SEC. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The Company is providing the information in this report as of the date hereof and assumes no obligations to update the information included in this report or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soligenix, Inc.

April 10, 2023	By:	/s/ Christopher J. Schaber
Christopher J. Schaber, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)

3